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Exhibit 3.3A

AMENDMENT TO CERTIFICATE OF THE DESIGNATION OF THE POWERS,
PREFERENCES AND RELATIVE, PARTICIPATING,
OPTIONAL AND OTHER SPECIAL RIGHTS OF THE
12% SERIES A SENIOR PAY-IN-KIND EXCHANGEABLE PREFERRED STOCK
AND THE
12% SERIES B SENIOR PAY-IN-KIND EXCHANGEABLE PREFERRED STOCK
AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF

    American Restaurant Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Company"), DOES HEREBY CERTIFY:

    WHEREAS, the Company executed and filed on February 24, 1998 a Certificate of the Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of the 12% Series A Senior Pay-in-Kind Exchangeable Preferred Stock and the 12% Series B Senior Pay-in-Kind Exchangeable Preferred Stock and Qualifications, Limitations or Restrictions Thereof governing the terms of the preferred stock of the Company (as corrected, supplemented and modified as of the date of this Amendment, the "Certificate of Designation");

    WHEREAS, as of the date of this amendment, 55,747.036 shares of preferred stock designated as 12% Series A Senior Pay-in Kind Exchangeable Preferred Stock, par value $.01 per share ("Series A Senior Preferred Stock") or 12% Series B Senior Pay-in-Kind Exchangeable Preferred Stock, par value $.01 per share (together with the Series A Senior Preferred Stock, the "Senior Preferred Stock") were issued pursuant to the Certificate of Designation;

    WHEREAS, the Board of Directors of the Company duly adopted resolutions by unanimous consent of its members dated October 30, 2001 to amend the Certificate of Designation as set forth below; and

    WHEREAS, the Company has received the consent of the holders of a majority of the outstanding shares of Senior Preferred Stock to execute this Amendment pursuant to Section 242 of the Delaware General Corporate Law.

    NOW THEREFORE, the Company does hereby amend the Certificate of Designation as follows:

      1.  The first sentence of Section 1 of the Certificate of Designation shall be amended to read in its entirety as follows:

    "The designation for the two series of preferred stock authorized by this Resolution shall be the 12% Series A Pay-in-Kind Preferred Stock, par value $0.01 per share (the "Series A Senior Preferred Stock") and the 12% Series B Senior Pay-in-Kind Preferred Stock, par value $0.01 per share (the "Series B Senior Preferred Stock") and, together with the Series A Senior Preferred Stock, the "Senior Preferred Stock")."

      2.  The fifth sentence of Section 2 of the Certificate of Designation is hereby amended to read in its entirety as follows:

    "Dividends shall cease to accrue in respect of the shares of Senior Preferred Stock on the Redemption Date or the Mandatory Redemption Date, as applicable.".

      3.  Each reference to "Senior Exchangeable Preferred Stock" in the Certificate of Designation shall be amended to read as "Senior Preferred Stock".

      4.  Section 4 of the Certificate of Designation shall be deleted and amended to read in its entirety as follows:

    "SECTION 4. [Reserved]".

      5.  Section 6(b) of the Certificate of Designation shall be amended to read in its entirety as follows:

    "(b)  Mandatory Redemption. The Company shall redeem all outstanding Senior Preferred Stock (subject to legal availability of funds therefor) in whole on the redemption date of August 15, 2003 (the "Mandatory Redemption Date'), at a redemption price in cash equal to 110% of the Liquidation Preference thereof, plus all accrued and unpaid dividends, if any, to the date of redemption. In the event that the Company fails to redeem all outstanding Senior Preferred Stock for cash on the Mandatory Redemption Date in the manner described above (the "Conversion Event"), all outstanding Senior Preferred Stock shall automatically be redeemed in exchange for shares of Common Stock in accordance with Section 6(d) hereof."

      6.  Section 6(c) of the Certificate of Designation is hereby amended to read in its entirety as follows:

    "(c)  Procedure for Redemption. (i) Not more than 60 and not less than 30 days prior to any Redemption Date or the Mandatory Redemption Date, as applicable, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record of shares to be redeemed on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as the same appears on the stock register of the Company. The Redemption Notice shall state:

          (A) the Redemption Price;

          (B) whether all or less than all of the outstanding shares of the Senior Preferred Stock are to be redeemed and the total number of shares of such Senior Preferred Stock being redeemed;

          (C) the number of shares of Senior Preferred Stock held by the Holder that the Company intends to redeem;

          (D) the Redemption Date;

          (E) that the Holder is to surrender to the Company, at the place or places, which shall be designated in such Redemption Notice, its certificates representing the shares of Senior Preferred Stock to be redeemed;

          (F) that dividends on the shares of the Senior Preferred Stock to be redeemed shall cease to accrue on such Redemption Date or the Mandatory Redemption Date, as applicable, unless, in the case of an Optional Redemption, the Company defaults in the payment of the redemption price; and

          (G) the name of any bank or trust company performing the duties referred to in subsection (c)(iv) below.

        (ii) On or before the Redemption Date, or the Mandatory Redemption Date, as applicable, each Holder of Senior Preferred Stock to be redeemed shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, in the manner and at the place designated in the Redemption Notice, and on the Redemption Date or the Mandatory Redemption Date, as applicable, the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof (or in shares of Common Stock as provided in Section 6(b) hereof), and each surrendered certificate shall be returned to authorized but unissued shares. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

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        (iii) Unless the Company defaults in the payment in full of the redemption price on a Redemption Date, dividends on the Senior Preferred Stock called for redemption shall cease to accrue on the Redemption Date or the Mandatory Redemption Date, as applicable, and the Holders of such shares shall cease to have any further rights with respect thereto on the Redemption Date or the Mandatory Redemption Date, as applicable, other than the right to receive the redemption price, without interest.

        (iv) If a Redemption Notice shall have been duly given or if the Company shall have given to the bank or trust company hereinafter referred to irrevocable authorization promptly to give such notice, and if on or before the Redemption Date or the Mandatory Redemption Date, as applicable, specified therein the funds necessary for such redemption shall have been deposited by the Company with such bank or trust company in trust for the pro rata benefit of the Holders of the Senior Preferred Stock called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit, all shares so called, or to be so called pursuant to such irrevocable authorization, for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the Holders thereof to receive from such bank or trust company at any time after the time of such deposit the funds so deposited, without interest. The aforesaid bank or trust company shall be organized and in good standing under the laws of the United States of America or of the State of New York, shall be doing business in the Borough of Manhattan, The City of New York, shall have capital, surplus and undivided profits aggregating at least $100,000,000 according to its last published statement of condition, and shall be identified in the Redemption Notice. Any interest accrued on such funds shall be paid to the Company from time to time. Any funds so set aside or deposited, as the case may be, and unclaimed at the end of three years from such Redemption Date shall, to the extent permitted by law, be released or repaid to the Company, after which repayment the Holders of the shares so called for redemption shall look only to the Company for payment thereof."

      7.  The following new Section 6(d) shall be added to the Certificate of Designation:

    "Section 6(d) Conversion.

    (i)  Automatic Conversion.  Immediately upon the occurrence of the Conversion Event, each share of Senior Preferred Stock shall automatically be converted into the number of shares of Common Stock or warrants for Common Stock equal to (x) 1 multiplied by (y) the Conversion Factor (the "Conversion Shares") provided that to the extent that there is not sufficient Common Stock authorized for issuance in such conversion, available Common Stock will be issued to holders of Senior Preferred Stock on a pro rata basis with warrants for Common Stock issued for any remainder.

    (ii)  Mechanics of Conversion.  Prompt written notice of such conversion shall be given to the holders of the Senior Preferred Stock by the Corporation specifying the date of conversion (the "Conversion Date"), such notice to be addressed to each holder at the address as it appears on the stock transfer books of the Corporation. The holder of any shares of Senior Preferred Stock shall surrender for conversion to the Corporation on or prior to the Conversion Date, at its principal office or at such other office or agency maintained by the Corporation for that purpose, a certificate or certificates representing all of such holder's shares of Senior Preferred Stock accompanied by a written notice specifying the name or names in which such holder wishes the certificate or certificates for the Conversion Shares to be issued. In case such notice shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of Conversion Shares in such name or names. Other than such taxes, the Corporation will pay

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    any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Conversion Shares on conversion of Senior Preferred Stock pursuant hereto. As promptly as practicable, after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Corporation that such taxes have been paid), the Corporation shall deliver or cause to be delivered certificates representing the number of validly issued, fully paid and nonassessable full shares of Conversion Shares to which the holder of shares of Senior Preferred Stock so converted shall be entitled. To the extent certificates representing Senior Preferred Stock are not surrendered on or prior to the Conversion Date, the shares of Senior Preferred Stock shall be deemed converted on the Conversion Date and certificates representing such shares shall be deemed to represent shares of the Common Stock.

    (iii)  No Fractional Shares.  No fractional shares shall be issued upon the conversion of any share or shares of the Senior Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded up to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of such Senior Preferred Stock of the holder that are then being automatically converted into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

    (iv)  Defined Terms.  For purposes of this Section 6(d), the following terms will have the following specified meanings.

    "Appraisal Firm" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc. or any other nationally recognized appraisal firm approved by a majority of the Board of Directors and holders of a majority of the outstanding Preferred Stock.

    "Conversion Factor" means, as of the Conversion Date, a fraction, the numerator of which is the aggregate Redemption Price for all outstanding Senior Preferred Stock and the denominator of which is the Equity Value.

    "Equity Value" means, as of the Conversion Date, the fair value of the Company, with such fair value to be determined by the Appraisal Firm using a Comparable Company (market multiple) approach utilizing a public company peer group consisting of companies that engage in owning and operating mid-tier price point family steakhouses or other family dining concepts with, to the extent possible, (a) similar size checks as the Company, (b) similar profit margin as the Company (measured by EBITDA margin), (c) similar gross revenues as the Company, (d) similar growth characteristics as the Company (as measured by revenue growth, EBITDA growth and same-store sales growth), and (e) a capital structure similar to the Company. The Appraiser shall consider first, multiples of enterprise value to EBITDA, and then secondarily, other multiples as may be appropriate. The resulting valuation indications based on enterprise value and EBITDA multiples reflect enterprise value, and therefore must be adjusted for all debt and other securities senior or pari passu to the Preferred Stock. The Appraisal Firm shall consider a discount for the lack of the marketability of the Company's Capital Stock.

      8.  The definition of "Exchange Date" in Section 12 of the Certificate of Designation is hereby deleted in its entirety.

      9.  The definition of "Exchange Debentures" in Section 12 of the Certificate of Designation is hereby deleted in its entirety.

      10. The definition of "Exchange Indenture" in Section 12 of the Certificate of Designation is hereby deleted in its entirety.

      11. The definition of "Exchange Notice" in Section 12 of the Certificate of Designation is hereby deleted in its entirety.

      12. Except as amended hereby, the Certificate of Designation shall remain in full force and effect.

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    IN WITNESS WHEREOF, American Restaurant Group, Inc. has caused this Amendment to be duly executed by the undersigned this 31 day of October, 2001.

TCW Leveraged Income Trust, L.P.

By:	TCW Advisers (Bermuda), Ltd. as its General Partner

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By:	TCW Investment Management Company as Investment Adviser

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

TCW Leveraged Income Trust II, L.P.

By:	TCW (LINC II), L.P. as its General Partner

By:	TCW Advisers (Bermuda), Ltd. its General Partner

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By:	TCW Investment Management Company as Investment Adviser

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

TCW Leveraged Income Trust IV, L.P.

By:	TCW Asset Management Company as its Investment Advisor

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By:	TCW Asset Management Company as its Managing Member of TCW (LINC IV) L.L.C., the General Partner

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

TCW Shared Opportunity Fund II, L.P.

By:	TCW Investment Management Company its Investment Manager

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

Shared Opportunity Fund IIB, LLC

By:	TCW Asset Management Company as its Investment Advisor

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

TCW Shared Opportunity Fund III, L.P.

By:	TCW Asset Management Company its Investment Advisor

By	/s/ Darryl Schall
Name:	Darryl Schall
Title:

By	/s/ Nicholas Tell
Name:	Nicholas Tell
Title:

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  Exhibit 3.3A
AMENDMENT TO CERTIFICATE OF THE DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF THE 12% SERIES A SENIOR PAY-IN-KIND EXCHANGEABLE PREFERRED STOCK AND THE 12% SERIES B SENIOR PAY-IN-KIND EXCHANGEABLE PREFERRED STOCK AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS THEREOF